Exhibit 10.1

TERMINATION AND WAIVER

THIS TERMINATION AND WAIVER (this “Waiver”) is executed and delivered this 22nd day of June, 2011 by the undersigned to InfoSpace, Inc., a Delaware corporation (the “Parent”), and its affiliates, successors, and assigns, in connection with the transactions contemplated under the LLC Interest Purchase Agreement (the “Purchase Agreement”) dated as of June 10, 2011 by and among the Parent, Mercantila Acquisition, LLC, a Delaware limited liability company (“Company”), and Zoo Stores, Inc., a Delaware corporation (“Buyer”).

WHEREAS, the undersigned, Parent, and its affiliates, successors, and assigns, are parties to that certain Employment Agreement effective as of May 10, 2010, as amended August 4, 2010 (the “Employment Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to purchase all of the outstanding membership interests of Company held by Parent;

WHEREAS, Section 4.2(i) of the Purchase Agreement requires, as a condition to Parent’s obligation to consummate the transactions contemplated by the Purchase Agreement, that the undersigned executes and delivers this Waiver;

WHEREAS, the undersigned’s execution and delivery of this Waiver is a material inducement for Parent to enter into the Purchase Agreement and consummate the transactions contemplated thereby; and

WHEREAS, in accordance with the terms of the Purchase Agreement, the undersigned will voluntarily terminate his employment with Parent effective as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Termination of Employment Agreement. Subject to and effective as of the Closing, the undersigned’s employment with Parent will terminate voluntarily and not for Good Reason, and the undersigned agrees that the Employment Agreement is hereby terminated, of no further force and effect; provided, however, that the provisions included in Sections 10, 14(a), 14(c), and 14(h) of the Employment Agreement and Sections 1 through 17 and 19 of the Supplementary Terms of Employment shall survive indefinitely; and the undersigned hereby releases the Parent, its affiliates, successors and assigns from any and all liabilities or obligations in respect of the Employment Agreement.

2. Waiver of Severance and Acceleration. Subject to and effective as of the Closing, and for the avoidance of doubt, the undersigned hereby irrevocably waives and releases any and all right to or claim that undersigned may have for any severance or termination payments or benefits of any nature whatsoever, including any rights to acceleration of vesting of any then-unvested stock options or restricted stock units (“RSUs”) or any then-unearned or unvested market stock units (“MSUs”), if any, that may arise in connection with the Closing of the transactions contemplated under the Purchase Agreement and hereby confirms that he is not entitled to any such payments, including cash payments, other coverage or benefits as provided in the Employment Agreement, upon or in connection with the Closing.

3. Stock Options, Restricted Stock Units and Market Stock Units. Subject to and effective as of the Closing, all of the undersigned’s then-unvested stock options and RSUs and then-unearned and unvested MSUs shall terminate. Any vested stock options held by the undersigned shall continue to be governed by the terms of the Company’s 1996 Stock Incentive Plan and the applicable Nonqualified Stock Option Letter Agreement.

4. Governing Law; Venue. This Waiver shall be governed by and construed in accordance with the laws of the State of Washington without regard to the choice of law principles thereof. The undersigned agrees to the exclusive jurisdiction of the state and federal courts located in the State of Washington in connection with any action, suit or proceeding arising out of or relating to this Waiver.

5. Legal Representation. The undersigned hereby acknowledges that he has been advised to contact his separate legal counsel with any legal questions or concerns regarding this Waiver.

6. Confidentiality. The undersigned agrees to keep the terms of this Waiver confidential.

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IN WITNESS WHEREOF, each of the undersigned has caused this Termination and Waiver to be duly executed and delivered to be effective as of the Closing Date as defined in the Purchase Agreement.

/s/ Nikhil Behl
NIKHIL BEHL

Signature Page to Termination and Waiver